Exhibit 99.2

TEGNA INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On May 31, 2017, TEGNA Inc. (TEGNA, we, or our) completed the previously announced spin-off of Cars.com Inc., formerly known as Cars.com LLC (Cars.com) creating two publicly traded companies: TEGNA, an innovative media company with the largest broadcast group among major network affiliates in the top 25 markets; and Cars.com, a leading digital automotive marketplace business. Effective as of the filing with the U.S. Securities and Exchange Commission (the “Commission”) of our Quarterly Report on Form 10-Q for the quarter ending June 30, 2017, Cars.com will be reported as a discontinued operation of TEGNA. In connection with and prior to the completion of the spin-off, the Company undertook a series of internal reorganization transactions to facilitate the transfer to Cars.com of the entities associated with the above-referenced business and the related assets and liabilities.

In connection with and prior to the completion of the spin-off, Cars.com borrowed an aggregate principal amount of approximately $675 million comprised of a $450 million term loan and a $225 million borrowing under a revolving credit facility agreement. The proceeds were used to make a tax-free distribution of $650 million from Cars.com to TEGNA. TEGNA used the tax-free distribution proceeds to fully pay down its then outstanding revolving credit agreement borrowings. The remaining proceeds of the tax-free distribution of approximately $40 million will be used by TEGNA to pay down historical debt outstanding.

Basis of preparation

The following unaudited pro forma condensed consolidated financial statements of TEGNA have been sourced from our historical consolidated financial statements and are being presented to give effect to the spin-off of Cars.com into an independent, publicly-traded company. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes which are available at the Commission’s web site at www.sec.gov and our investor website at www.tegna.com.

The unaudited pro forma condensed consolidated financial statements give effect to the following:

•	The contribution by TEGNA to Cars.com, in connection with the spin-off, of the assets and liabilities that comprise TEGNA’s digital and automotive marketplace business;

•	The transfers to and from Cars.com, in connection with the spin-off, of certain assets and liabilities that were reflected in our historical consolidated financial statements;

•	Impact of TEGNA using the $650 million tax-free distribution from Cars.com to fully pay down its outstanding revolving credit agreement borrowings; and

•	The impact of the other transactions contemplated by the separation and distribution agreement.

The unaudited pro forma condensed consolidated statements of income for the quarter ended March 31, 2017 and for the fiscal years ended December 31, 2016, December 31, 2015 and December 28, 2014, reflect our results as if the events had occurred on December 31, 2013. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 gives effect to these events as if they occurred on that date.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. Our management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time.

The unaudited pro forma condensed consolidated financial statements are not intended to be a complete presentation of our financial position or results of operations had the spin-off occurred at the earlier dates indicated above. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only, and are not necessarily indicative of our future results of operations or financial condition had the spin-off been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that the we believe are reasonable, that reflect the impacts of events directly attributable to the spin-off that are factually supportable, and for purposes of the statements of income, are expected to have a continuing impact on TEGNA.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the three months ended March 31, 2017

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
Operating revenues:
Media	446,310	—	419	(b)	446,729
Digital	332,161	(151,099)	—		181,062

Total	778,471	(151,099)	419		627,791

Operating expenses:
Cost of revenues, exclusive of depreciation	295,809	(23,803)	2,076	(b)	274,082
Selling, general and administrative expenses, exclusive of depreciation	274,998	(81,485)	—		193,513
Depreciation	23,087	(2,522)	—		20,565
Amortization of intangible assets	29,018	(19,467)	—		9,551
Asset impairment and facility consolidation charges (gains)	2,183	—	—		2,183

Total	625,095	(127,277)	2,076		499,894

Operating income	153,376	(23,822)	(1,657)		127,897

Non-operating (expense) income:
Equity (loss) income in unconsolidated investees, net	(1,469)	—	—		(1,469)
Interest expense	(55,416)	—	5,338	(c)	(50,078)
Other non-operating items	(4,009)	(38)	—		(4,047)

Total	(60,894)	(38)	5,338		(55,594)

Income before income taxes	92,482	(23,860)	3,681		72,303
Provision for income taxes (1)	28,583	(8,633)	1,355	(d)	21,305

Net income from continuing operations	63,899	(15,227)	2,326		50,998
Net income attributable to noncontrolling interests	(6,185)	—	—		(6,185)

Net income from continuing operations attributable to TEGNA Inc.	$57,714	$(15,227)	$2,326		$44,813

Net income per share—basic	$0.27				$0.21
Net income per share—diluted	$0.27				$0.21
Weighted average number of common shares outstanding:
Basic shares	215,305				215,305
Diluted shares	217,569				217,569

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	The TEGNA continuing operations GAAP tax rate for the first three months of 2017 was lower than the full year tax rate estimate of 34%-35% primarily due to excess tax benefits recognized in the quarter.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 31, 2016

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
Operating revenues:
Media	1,933,579	—	1,781	(b)	1,935,360
Digital	1,407,619	(624,627)	—		782,992

Total	3,341,198	(624,627)	1,781		2,718,352

Operating expenses:
Cost of revenues, exclusive of depreciation	1,038,667	(84,602)	8,479	(b)	962,544
Selling, general and administrative expenses, exclusive of depreciation	1,093,837	(285,677)	—		808,160
Depreciation	89,531	(8,277)	—		81,254
Amortization of intangible assets	114,959	(74,829)	—		40,130
Asset impairment and facility consolidation charges (gains)	32,130	—	—		32,130

Total	2,369,124	(453,385)	8,479		1,924,218

Operating income	972,074	(171,242)	(6,698)		794,134

Non-operating (expense) income:
Equity (loss) income in unconsolidated investees, net	(7,170)	—	—		(7,170)
Interest expense	(232,013)	—	21,350	(c)	(210,663)
Other non-operating items	(20,439)	62	—		(20,377)

Total	(259,622)	62	21,350		(238,210)

Income before income taxes	712,452	(171,180)	14,652		555,924
Provision for income taxes	216,979	(63,343)	5,392	(d)	159,028

Income from continuing operations	495,473	(107,837)	9,260		396,896
Net income attributable to noncontrolling interests	(51,302)	—	—		(51,302)

Net income from continuing operations attributable to TEGNA Inc.	$444,171	$(107,837)	$9,260		$345,594

Net income per share—basic	$2.05				$1.60
Net income per share—diluted	$2.02				$1.57
Weighted average number of common shares outstanding:
Basic shares	216,358				216,358
Diluted shares	219,681				219,681

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 31, 2015

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
Operating revenues:
Media	$1,682,144	—	1,567	(b)	$1,683,711
Digital	1,368,801	(588,647)	—		780,154

Total	3,050,945	(588,647)	1,567		2,463,865

Operating expenses:
Cost of revenues, exclusive of depreciation	923,336	(70,984)	7,863	(b)	860,215
Selling, general and administrative expenses, exclusive of depreciation	1,068,221	(284,743)	—		783,478
Depreciation	90,803	(8,160)	—		82,643
Amortization of intangible assets	114,284	(72,658)	—		41,626
Asset impairment and facility consolidation charges (gains)	(58,857)	(558)	—		(59,415)

Total	2,137,787	(437,103)	7,863		1,708,547

Operating income	913,158	(151,544)	(6,296)		755,318

Non-operating (expense) income:
Equity (loss) income in unconsolidated investees, net	(5,064)	—	—		(5,064)
Interest expense	(273,629)	—	—		(273,629)
Other non-operating items	(11,529)	(3)	—		(11,532)

Total	(290,222)	(3)	—		(290,225)

Income before income taxes	622,936	(151,547)	(6,296)		465,093
Provision for income taxes	202,314	(57,198)	(2,342	)(d)	142,774

Income from continuing operations	420,622	(94,349)	(3,954)		322,319
Net income attributable to noncontrolling interests	(63,164)	—	—		(63,164)

Net income from continuing operations attributable to TEGNA Inc.	$357,458	$(94,349)	$(3,954)		$259,155

Net income per share—basic	$1.59				$1.15
Net income per share—diluted	$1.56				$1.13
Weighted average number of common shares outstanding:
Basic shares	224,688				224,688
Diluted shares	229,721				229,721

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 28, 2014

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
Operating revenues:
Media	$1,691,866	—	438	(b)	$1,692,304
Digital	934,275	(144,010)	—		790,265

Total	2,626,141	(144,010)	438		2,482,569

Operating expenses:
Cost of revenues, exclusive of depreciation	954,990	(26,115)	1,929	(b)	930,804
Selling, general and administrative expenses, exclusive of depreciation	766,854	(67,916)	—		698,938
Depreciation	85,866	(2,085)	—		83,781
Amortization of intangible assets	65,971	(18,164)	—		47,807
Asset impairment and facility consolidation charges (gains)	44,961	—	—		44,961

Total	1,918,642	(114,280)	1,929		1,806,291

Operating income	707,499	(29,730)	(1,491)		676,278

Non-operating (expense) income:
Equity (loss) income in unconsolidated investees, net	151,462	(159,185)	—		(7,723)
Interest expense	(272,668)	—	—		(272,668)
Other non-operating items	404,403	(476,701)	—		(72,298)

Total	283,197	(635,886)	—		(352,689)

Income before income taxes	990,696	(665,616)	(1,491)		323,589
Provision for income taxes	234,471	(200,458)	(553	)(d)	33,460

Income from continuing operations	756,225	(465,158)	(938)		290,129
Net income attributable to noncontrolling interests	(68,289)	—	—		(68,289)

Net income from continuing operations attributable to TEGNA Inc.	$687,936	$(465,158)	$(938)		$221,840

Net income per share—basic	$3.04				$0.98
Net income per share—diluted	$2.97				$0.96
Weighted average number of common shares outstanding:
Basic shares	226,292				226,292
Diluted shares	231,907				231,907

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2017

Unaudited, in thousands

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
ASSETS
Current assets
Cash and cash equivalents	$79,655	$(1,951)	$40,000	(e)	$117,704
Accounts receivable, net of allowance for doubtful accounts	577,045	(91,445)	—		485,600
Other receivables	22,110	(7)	—		22,103
Prepaid expenses and other current assets	73,445	(12,097)	—		61,348

Total current assets	752,255	(105,500)	40,000		686,755

Property and equipment
Cost	1,029,510	(41,101)	—		988,409
Less accumulated depreciation	(587,381)	19,251	—		(568,130)

Net property and equipment	442,129	(21,850)	—		420,279

Intangible and other assets
Goodwill	4,070,039	(802,847)	—		3,267,192
Indefinite-lived and amortizable intangible assets, less accumulated amortization	2,984,648	(1,587,901)	—		1,396,747
Investments and other assets	215,940	(11,264)	—		204,676

Total intangible and other assets	7,270,627	(2,402,012)	—		4,868,615

Total assets	$8,465,011	$(2,529,362)	$40,000		$5,975,649

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2017

Unaudited, in thousands (except share data)

	TEGNA Historical	Separation of Cars.com (a)	Pro Forma Adjustments for Spin-off		Pro Forma TEGNA Continuing Operations
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$75,555	$(4,424)	$—		$71,131
Accrued liabilities	350,428	(60,550)	—		289,878
Dividends payable	30,246	—	—		30,246
Income taxes	36,684	(1,081)	—		35,603
Deferred revenue	115,119	(843)	—		114,276
Current portion of long-term debt	646	—	—		646

Total current liabilities	608,678	(66,898)	—		541,780

Noncurrent liabilities
Income taxes	21,739	—	—		21,739
Deferred income taxes	933,962	(280,091)	—		653,871
Long-term debt	3,965,842	—	(610,000	)(e)	3,355,842
Pension liabilities	183,790	—	—		183,790
Other noncurrent liabilities	127,597	(42,050)	—		85,547

Total noncurrent liabilities	5,232,930	(322,141)	(610,000)		4,300,789

Total liabilities	5,841,608	(389,039)	(610,000)		4,842,569

Redeemable noncontrolling interests	48,581	—	—		48,581
Equity
Total TEGNA Inc. shareholders’ equity	2,289,137	(2,140,323)	650,000	(e)	798,814
Noncontrolling interests	285,685	—	—		285,685

Total equity	2,574,822	(2,140,323)	650,000		1,084,499

Total liabilities, redeemable noncontrolling interests and equity	$8,465,011	$(2,529,362)	$40,000		$5,975,649

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a)	Reflects the operations, assets, liabilities and equity of Cars.com. Excluded from these amounts are certain general corporate overhead expenses not specifically related to Cars.com. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of our continuing operations. They are, however, not necessarily indicative of future corporate expenses.
b)	Represents adjustments for intercompany transactions between Cars.com and TEGNA that were previously eliminated in consolidation and will no longer be eliminated subsequent to the spin-off.
c)	Represents an adjustment to reduce interest expense related to the pay-off of TEGNA’s existing revolving credit facility (see note e). The rate used to calculate the interest expense reduction was 3.5%, which represents the revolving credit facility interest rate in effect as of March 31, 2017.
d)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction in which the adjustment relates.
e)	In connection with the spin-off, Cars.com borrowed an aggregate principal amount of approximately $675 million comprised of a $450 million term loan and a $225 million borrowing under a revolving credit facility agreement. The proceeds were used to make a tax-free distribution of $650 million from Cars.com to TEGNA. This pro forma adjustment represents the pay-off of TEGNA’s existing revolving credit facility with the remainder of the tax-free distribution reflected as cash and cash equivalents.